UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4809 Cole Avenue, Suite 108		75205
Dallas, Texas		(Zip Code)
(Address of principal
executive offices)

        Registrant’s telephone number, including area code: (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

DESCRIPTION OF CAPITAL STOCK

        The description of the capital stock of Toreador Resources Corporation (“Toreador,” the “Company,” “we” or “our”) set forth below is only a summary and is not intended to be complete. For a complete description, please read our certificate of incorporation and bylaws, each as amended, which have been filed with the Securities and Exchange Commission.

GENERAL

        Our authorized capital stock consists of 30,000,000 shares of common stock, par value $ 0.15625 per share and 4,000,000 shares of preferred stock, par value $1.00 per share. As of August 16, 2004, 9,588,769 shares of common stock, 160,000 shares of Series A Convertible Preferred Stock, and 160,000 shares of Series A-1 Convertible Preferred Stock were outstanding.

COMMON STOCK

        The holders of shares of common stock possess full voting power for the election of directors and for all other purposes, each holder of common stock being entitled to one vote for each share of common stock held of record by such holder. The shares of common stock do not have cumulative voting rights. Subject to the right of holders of any outstanding shares of Series A and Series A-1 Convertible Preferred Stock and our 7.85% Convertible Subordinated Notes due June 30, 2009, dividends may be paid on the common stock as and when declared by our Board of Directors out of any funds of the Company legally available for the payment thereof. Holders of common stock have no subscription, redemption, sinking fund, conversion or preemptive rights. The outstanding shares of common stock are fully paid and nonassessable. After payment is made in full to the holders of any outstanding shares of preferred stock in the event of any liquidation, dissolution or winding up of the affairs of Toreador, the remaining assets and funds of Toreador will be distributed to the holders of common stock according to their respective shares.

PREFERRED STOCK

General

        The Board of Directors may, without further action by Toreador’s stockholders (subject to the terms of the Series A and Series A-1 Convertible Preferred Stock described below), from time to time, direct the issuance of fully authorized shares of preferred stock, in classes or series and may, at the time of issuance, determine the powers, rights, preferences and limitations of each class or series. Satisfaction of any dividend preferences on outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on common stock. Also, holders of preferred stock would be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of Toreador before any payment is made to the holders of common stock. Under certain circumstances, the issuance of such preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Toreador’s securities or the removal of incumbent management.

Description of Series A Convertible Preferred Stock

        Designation and Amount.  Under the certificate of designation, 160,000 shares of preferred stock are designated as “Series A Convertible Preferred Stock” with a stated value of $25.00 per share.

        Dividends.  Each share of Series A Convertible Preferred Stock is entitled to annual dividends of 9% of $25.00 per share, which are to be paid quarterly in cash.

        Priority.   In the event of liquidation, dissolution or similar event, holders of Series A Convertible Preferred Stock will have preference over the common stock and all other capital stock, other than the Series A-1 Convertible Preferred Stock, to the extent of $25.00 for each share of Series A Convertible Preferred Stock plus any accrued and unpaid dividends.

        Conversion.   Each holder of Series A Convertible Preferred Stock may convert his, her or its shares into shares of common stock at any time. To convert, the holder of Series A Convertible Preferred Stock must submit his, her or its request, his, her or its certificate and notice to the transfer agent. Each share of Series A Convertible Preferred Stock is convertible into shares of common stock at a rate equal to 6.25 shares of common stock per share of Series A Convertible Preferred Stock (subject to certain adjustments described below). Generally, we must issue and deliver the common stock within three business days.

        Adjustments to Conversion Price.   The rate of conversion of Series A Convertible Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or asset distributions. In no event will fractional shares be issued, however, because of such adjustment.

        Optional Redemption by Company.  At any time after December 1, 2004, we may elect to redeem for cash any or all shares of Series A Convertible Preferred Stock upon 15 trading days notice to the extent permitted by law and our then available capital. The optional redemption price per share is the sum of (1) $25.00 per share of the Series A Convertible Preferred Stock plus (2) any accrued and unpaid dividends and such sum is then multiplied by a declining multiplier. The multiplier is 105% until November 30, 2005, 104% until November 30, 2006, 103% until November 30, 2007, 102% until November 30, 2008, 101% until November 30, 2009 and 100% thereafter.

        Voting Rights.  The holders of Series A Convertible Preferred Stock generally have no voting rights with respect to the management of Toreador. We may not take any action that adversely effects the Series A Convertible Preferred Stock without prior approval of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock. If Toreador fails to pay four quarterly dividend payments, the holders of Series A Convertible Preferred Stock are entitled to separately, as a class, elect one person to our Board of Directors, who shall serve until the event of default is cured.

Description of Series A-1 Convertible Preferred Stock

        Designation and Amount.  Under the certificate of designation, 160,000 shares of preferred stock are designated as “Series A-1 Convertible Preferred Stock” with a stated value of $25.00 per share.

        Dividends.   Each share of Series A-1 Convertible Preferred Stock is entitled to annual dividends of 9% of $25.00 per share, which are to be paid quarterly in cash.

        Priority.   In the event of liquidation, dissolution or similar event, holders of Series A-1 Convertible Preferred Stock will have preference over the common stock and all other capital stock, other than the Series A Convertible Preferred Stock, to the extent of $25.00 for each share of Series A-1 Convertible Preferred Stock plus any accrued and unpaid dividends.

        Conversion.   Each holder of Series A-1 Convertible Preferred Stock may convert his, her or its shares into shares of common stock at any time. To convert, the holder of Series A-1 Convertible Preferred Stock must submit his, her or its request, his, her or its certificate and notice to the transfer agent. Each share of Series A-1 Convertible Preferred Stock is convertible into shares of common stock at a rate equal to 6.25 shares of common stock per share of Series A-1 Convertible Preferred Stock (subject to certain adjustments described below). Generally, we must issue and deliver the common stock within three business days.

        Adjustments to Conversion Price.   The rate of conversion of Series A-1 Convertible Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or asset distributions. In no event will fractional shares be issued, however, because of such adjustment.

        Optional Redemption by Company.   At any time after November 1, 2007, we may elect to redeem for cash any or all shares of Series A-1 Convertible Preferred Stock upon 15 trading days notice to the extent permitted by law and our then available capital. The optional redemption price per share is the sum of (1) $25.00 per share of the Series A-1 Convertible Preferred Stock plus (2) any accrued and unpaid dividends, and such sum is then multiplied by a declining multiplier. The multiplier is 105% until October 31, 2008, 104% until October 31, 2009, 103% until October 31, 2010, 102% until October 31, 2011, 101% until October 31, 2012 and 100% thereafter.

        Voting Rights.   The holders of Series A-1 Convertible Preferred Stock generally have no voting rights with respect to the management of Toreador. We may not take any action that adversely effects the Series A-1 Convertible Preferred Stock without prior approval of the holders of a majority of the outstanding shares of Series A-1 Convertible Preferred Stock. If Toreador fails to pay four quarterly dividend payments, the holders of Series A-1 Convertible Preferred Stock are entitled to separately, as a class, elect one person to our Board of Directors, who shall serve until the event of default is cured.

BUSINESS COMBINATIONS UNDER DELAWARE LAW

        We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. Section 203 prevents Delaware corporations from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any “interested stockholder,” which is a person who owns 15% percent or more of our outstanding voting stock, as well as affiliates and associates of such person, for three years following the time the person becomes an “interested stockholder.” The restrictions do not apply if:

•	before the person becomes an “interested stockholder,” our board of directors approves the transaction in which the person becomes an “interested stockholder” or the “business combination;"

•	upon completion of the transaction that results in the person becoming an “interested stockholder,” the “interested stockholder” owns at least 85% of our outstanding voting stock at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	following the transaction in which the person became an “interested stockholder,” the “business combination” is approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of a least two-thirds of our outstanding voting stock not owned by the “interested stockholder.”

        Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an “interested stockholder,” including mergers, asset sales and other transactions in which the “interested stockholder” receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of the common stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

        Our certificate of incorporation and our bylaws, each as amended, contain certain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the Board of Directors and make removal of our management more difficult. The provisions include:

•	the authority of our Board of Directors to issue up to 4,000,000 shares of preferred stock and to determine the designations, powers, preferences and rights of these shares, without stockholder approval;

•	the authority of the Board of Directors to make, adopt, alter, amend, and repeal from time to time the Company’s Bylaws, without stockholder approval; and

•	the elimination of cumulative voting.

TRANSFER AGENT AND REGISTRAR

        The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company.

LISTING

        Our common stock is traded on the NASDAQ National Market under the symbol “TRGL” and on the Toronto Stock Exchange under the symbol “TRX.”

_________________

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO